UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

DDi Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Information

On March 4, 2004, DDi Corp. (the “Company”) announced that Nasdaq has approved its application for a listing on the Nasdaq National Market System. The common stock of DDi Corp. will trade under the symbol “DDIC” and will commence trading on the Nasdaq National Market System effective March 6, 2004.

A copy of a press release issued by the Company relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release dated as of March 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: March 4, 2004	By:	/s/ JOSEPH P. GISCH

Joseph P. Gisch Senior Vice President and Chief Financial Officer